================================================================================

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

                          Date of Report: July 29, 2002


                              1-800-ATTORNEY, INC.
                              --------------------
        (Exact name of small business issuer as specified in its charter)

                           COMMISSION FILE NO. 0-27994

              FLORIDA                                       59-3203301
              -------                                       ----------
  (State or other jurisdiction of                        (I.R.S. Employer
   incorporation or organization)                      Identification Number)


                             186 ATTORNEYS.COM COURT
                              LAKE HELEN, FL 32744
                                  386-228-1000
                                  ------------
                          (Address and telephone number
                         of principal executive offices)



================================================================================

ITEM 5.  OTHER EVENTS

AMENDMENT TO OUR ARTICLES OF INCORPORATION TO EFFECT A REVERSE SPLIT OF OUR COMMON STOCK

            In accordance with Florida law, the Board of Directors has unanimously voted to amend our Articles of Incorporation to effect a reverse split of all outstanding shares of our common stock at an exchange ratio of one-for-eight, effective as of the close of business on July 29, 2002. Under Florida Statute Section 607.10025, as amended, no shareholder approval is required.

            No fractional shares will be issued in connection with the reverse stock split. Instead, any fractional share resulting from the reverse stock split will be rounded up to the nearest whole share. Shareholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the exchange ratio will instead receive a whole share upon surrender to the exchange agent of the certificates and a properly completed and executed letter of transmittal.

            As a result of the reverse stock split, the number of issued, outstanding and authorized shares of common stock will be reduced in accordance with the exchange ratio for the reverse stock split. Our common stock will continue to have no par value per share.

            Once effective, each certificate representing shares of our common stock before the reverse stock split will be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of common stock resulting from the reverse stock split, except that holders of un-exchanged shares will not be entitled to receive any dividends or other distributions payable by us after the effective date until they surrender their old stock certificates for exchange. All of our convertible securities, including options, warrants, convertible debt instruments and other securities will also be automatically adjusted as of the effective date.

            Our transfer agent, American Stock Transfer & Trust Company, 59 Maiden Lane, New York, New York, 10038, will act as the exchange agent for purposes of implementing the exchange of stock certificates. As soon as practicable after the effective date, shareholders and holders of securities convertible into our common stock will be notified of the effectiveness of the reverse split. Shareholders of record will receive a letter of transmittal requesting them to surrender their stock certificates for stock certificates reflecting the adjusted number of shares as a result of the reverse stock split. Persons who hold their shares in brokerage accounts or "street name" will not be required to take any further actions to effect the exchange of their certificates. No new certificates will be issued to a shareholder until the shareholder has surrendered the shareholder's outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Until surrender, each certificate representing shares before the reverse stock split will continue to be valid and will represent the adjusted number of shares based on the exchange ratio of the reverse stock split, rounded up to the nearest whole share. Shareholders should not destroy any stock certificate and should not submit any certificates until they receive a letter of transmittal.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)  Exhibits

              1. Fourth Amendment to the Amended and Restated Articles of
                 Incorporation of 1-800-ATTORNEY, Inc.



                                   SIGNATURES


Pursuant to requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf on July 29, 2002 by the undersigned, hereunto duly authorized.


                                        1-800-ATTORNEY, INC.


                                        /s/ James M. Koller
                                        ----------------------------------------
                                        Chief Financial Officer (Principal
                                        Financial and Accounting Officer)
















                                       3